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                                                                     EXHIBIT 4.4

                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE, dated as of June 18, 1996, by and among Corporate Express, Inc., a Colorado corporation (the "Original Obligor"), CEX Holdings, Inc., a Colorado corporation (the "Successor Obligor"), and First Trust National Association, a national banking association, as Trustee (the "Trustee"). All capitalized terms not defined herein shall have the meanings assigned to them in the Original Indenture.

     WHEREAS, the Original Obligor heretofore executed and delivered that certain Indenture (the "Original Indenture") by and among the Original Obligor, the Guarantors (as defined in the Original Indenture) and the Trustee, dated as of February 28, 1994, with respect to the issuance of $100,000,000 of its 9 1/8% Senior Subordinated Notes due 2004;

     WHEREAS, Section 5.1 of the Original Indenture permits the Original Obligor to sell, lease, convey or transfer all or substantially all of its assets provided that the terms and conditions of such Section 5.1 have been satisfied;

     WHEREAS, the Original Obligor has contributed or otherwise transferred substantially all of its assets to the Successor Obligor pursuant to that certain Omnibus Contribution, Bill of Sale, Assignment and Assumption Agreement dated as of June 18, 1996, by and between the Original Obligor and the Successor Obligor;

     WHEREAS, provision is made in Section 5.2 of the Original Indenture for a successor corporation to succeed to, and be substituted for, the Original Obligor whereby the Successor Obligor may exercise every right and power of the Original Obligor under the Original Indenture with the same effect as if the Successor Obligor had been named in the Original Indenture; and

     WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the boards of directors of the Original Obligor and the Successor Obligor at meetings duly called and held (or pursuant to consents in lieu thereof) in accordance with applicable law, and all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Original Obligor and the Successor Obligor agree as follows:
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     1.   Successor Obligor Substituted. Pursuant to Sections 5.2 of the
Original Indenture, the Successor Obligor hereby assumes all the obligations of the Original Obligor pursuant to the Original Indenture and pursuant to the Securities and the Original Obligor shall be released from any and all obligations under the Original Indenture and the Securities (except with respect to any obligations that arise from, or are related to, transactions contemplated by this Supplemental Indenture).

     2. Amendment to Original Indenture. Upon the execution and delivery of this Supplemental Indenture, all references in the Original Indenture to the "Company" shall mean the Successor Obligor.

     3. Miscellaneous. As amended and supplemented by this Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and the Supplemental Indenture shall be read, taken and construed as one and the same instrument. This Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one in the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                        CORPORATE EXPRESS, INC.


                                        By: /s/ GARY M. JACOBS
                                           ----------------------------
                                        Name (Print): Gary M. Jacobs
                                                     ------------------
                                        Title: Executive Vice President
                                              -------------------------


                                        CEX HOLDINGS, INC.


                                        By: /s/ GARY M. JACOBS
                                           ----------------------------
                                        Name (Print): Gary M. Jacobs
                                                     ------------------
                                        Title: Vice President
                                              -------------------------



                                        FIRST TRUST NATIONAL
                                        ASSOCIATION, as Trustee

                                        By: /s/ KATHE BARRETT
                                           ----------------------------
                                        Name (Print): Kathe Barrett
                                                     ------------------
                                        Title: Trust Officer
                                              -------------------------



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